Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: Stacey Karshin (717) 291-2739
Investor Contact: Jason Weber (717) 327-2394

Fulton Financial Announces Termination of

Consent Orders for Three Bank Subsidiaries

(October 30, 2017) – Lancaster, PA – Fulton Financial Corporation (NASDAQ:FULT) announced today that the Office of the Comptroller of the Currency (“OCC”) has terminated the Consent Orders that it issued on July 14, 2014 to three of its bank subsidiaries, Fulton Bank, N.A., FNB Bank, N.A. and Swineford National Bank, relating to deficiencies in the Bank Secrecy Act and anti-money laundering (“BSA/AML”) compliance programs at those banks.

“We are pleased with this acknowledgement of the significant progress we have made in strengthening our BSA/AML compliance programs and remediating the deficiencies identified in the OCC Consent Orders,” said E. Philip Wenger, Chairman, President and CEO. “We continue to work diligently to achieve a similar resolution with respect to the BSA/AML enforcement actions issued to our other bank subsidiaries.”

Fulton Financial Corporation, a $20 billion Lancaster, Pa.-based financial holding company, has approximately 3,700 employees and operates more than 240 branches in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through six subsidiary banks.

Additional information on Fulton Financial Corporation can be found at www.fult.com.